UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report : September 30, 2003

CTI DIVERSIFIED HOLDINGS, INC.
(Exact name of registrant as specified in its chapter)

Delaware (State or other jurisdiction of incorporation)	000-30095 (Commission File Number)	33-0921967 (IRS Employer Identification No.)

8709-50 Street, Edmonton, Alberta, Canada (Address of principal executive office)	T6E 5H4 (Zip Code)

604-646-6638
Registrant’s telephone number, including area code

Not Applicable
(Former address, if changed since last report)

ITEM 5. OTHER EVENTS

1. Sale of Shares of Three Subsidiaries.

Effective September 29, 2003, CTI Diversified Holdings, Inc. (the "Company") sold to an arm’s length purchaser all shares held by the Company in three subsidiaries whose operations have ceased. The subsidiaries sold were (1) Cobratech Industries Inc., which in turn owned subsidiaries in Asia; (2) Sentry Telecom Systems Inc.; and (3) 626820 B.C. Ltd. whose sole asset was common shares in the capital of Sentry Telecom Systems Inc. The sale of these subsidiaries is consistent with the Company’s new business focus in the oil and gas sector in Alberta.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date September 30, 2003	CTI Diversified Holdings, Inc. /s/ John Anderson (Signature) John Anderson, President & CEO (Print name and title of signing officer)